Exhibit 99.1

Proofpoint Announces First Quarter 2014 Financial Results

•                              Total revenue of $42.7 million, up 39% year-over-year

•                              Billings of $46.6 million, up 33% year-over-year

•                              GAAP EPS loss of $0.39; Non-GAAP EPS loss of $0.12

•                              Generated operating cash flow of $4.1 million and free cash flow of $1.8 million

•                              Increasing FY 2014 revenue and billings guidance

SUNNYVALE, Calif., — April 30, 2014 — Proofpoint, Inc. (NASDAQ: PFPT), a leading security-as-a-service provider, today announced financial results for the first quarter ended March 31, 2014.

“We are very pleased with the strong start to the year, which was highlighted by our robust revenue and billings growth during the first quarter,” stated Gary Steele, chief executive officer of Proofpoint.  “Our ability to exceed expectations across all key operating metrics was driven by our continued high win rates across our entire product line, strong renewals, and expansion with our existing customers. ”

Steele continued, “As the competitive landscape continues to shift in our favor, Proofpoint remains in position to grow market share globally.  Consequently, we remain committed to innovation in product development to extend our leadership position and to expansion of our sales and marketing infrastructure.”

First Quarter 2014 Financial Highlights

•                  Revenue: Total revenue for the first quarter of 2014 was $42.7 million, an increase of 39% compared to $30.8 million in the prior-year period.  Within total revenue, subscription revenue was $41.2 million, an increase of 45% on a year-over-year basis.  Hardware and services revenue contributed the remaining $1.5 million of total revenue.

•                  Billings: Total billings were $46.6 million for the first quarter of 2014, an increase of 33% compared to $35.1 million in the first quarter of 2013.  The company defines billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period.

•                  Gross Profit: GAAP gross profit for the first quarter was $29.0 million compared to $21.7 million for the first quarter of 2013.  Non-GAAP gross profit for the quarter was $30.4 million compared to $22.3 million in the year ago period.  Non-GAAP gross margin was 71% for the first quarter of 2014, compared to 72% for the same period last year.

•                  Operating Loss: GAAP operating loss for the first quarter was $11.3 million compared to a loss of $5.9 million during the first quarter last year.  Non-GAAP operating loss for the first quarter of 2014 was $3.2 million, compared to a loss of $3.4 million during the same period last year.

•                  Net Loss: GAAP net loss for the first quarter was $14.4 million or $0.39 per share based on 36.6 million weighted average diluted shares outstanding.  This compares to a GAAP net loss of $6.4 million or $0.19 per share based on 33.5 million weighted average diluted shares outstanding in the prior-year period.

Non-GAAP net loss for the first quarter of 2014 was $4.2 million or $0.12 per share based on 36.6 million weighted average shares outstanding.  This compares to a loss of $3.9 million or $0.12 per share based on 33.5 million weighted average shares outstanding during the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the first quarter of 2014 was negative $1.4 million compared to negative $2.1 million for the first quarter of 2013.

•                  Cash and Cash Flow: As of March 31, 2014, Proofpoint had cash, cash equivalents and short term investments of $257.2 million, an increase of $5.4 million from the end of the prior quarter.

The company generated $4.1 million in net cash from operations for the first quarter of 2014 compared to generating $1.2 million during the first quarter of 2013.  The company generated $1.8 million in free cash flow for the quarter compared to $0.2 million during the first quarter of 2013.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.  An explanation of these measures and how they are calculated are also included below under the heading “Non-GAAP Financial Measures.”

First Quarter and Recent Business Highlights:

•                  Selected as a Reader Trust award winner in the Best Email Security Solution category for the 2014 SC Magazine Awards.

•                  Launched Proofpoint Malvertising Protection for publishers & demand side platforms and Targeted Attack Protection for enterprise defense against attackers’ use of malware via internet advertising network.

•                  Added Next-Generation Predictive Defense™ to Targeted Attack Protection solution.

•                  Joined the Ready for IBM Security Intelligence program and unveiled a new device support module (DSM) that enables information and event integration between IBM QRadar Security Intelligence Platform products and the Proofpoint Enterprise Protection and Proofpoint Enterprise Privacy offerings.

“Proofpoint’s execution was strong during the first quarter, as evidenced by our year-over-year growth rates in subscription revenue and in billings of 45% and 33%, respectively,” stated Paul Auvil, chief financial officer of Proofpoint.  “The combination of our strong balance sheet and ability to generate free cash flow positions the company to maintain momentum and grow market share globally.”

Financial Outlook

As of April 30, 2014 Proofpoint is providing guidance for its second quarter and full year 2014 as follows:

•                  Second Quarter 2014 Guidance: Total revenue is expected to be in the range of $43.0 million to $44.0 million.  Billings are expected to be in the range of $45.5 million to $47.5 million.  Adjusted EBITDA loss is expected to be in the range of $1.0 million to $2.0 million.  Non-GAAP EPS loss is expected to be in the range of $0.11 to $0.13 based on approximately 37.3 million weighted average shares outstanding.

•                  Full Year 2014 Guidance: Total revenue is expected to be in the range of $178.0 million to $180.0 million.  Billings is expected to be in the range of $207.0 million to $209.0 million.  Adjusted EBITDA loss is expected to be in the range of $3.0 million to $5.0 million.  Non-GAAP EPS loss is expected to be in the range of $0.41 to $0.46 based on approximately 37.7 million weighted average shares outstanding.  Free cash flow, defined as operating cash flow less capital expenditures, is expected to be approximately positive $10.0 million, which assumes capital expenditures of $13.0 million to $15.0 million for the full year.

Quarterly Conference Call

Proofpoint will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to review the company’s financial results for the first quarter ended March 31, 2014.  To access this call, dial 888-296-4305 for the U.S. and Canada or 719-325-2307 for international callers with conference ID #9531561.  A live webcast of the conference call will be accessible from the Investors section of Proofpoint’s website at investors.proofpoint.com, and a recording will be archived and accessible at investors.proofpoint.com.  An audio replay of this conference call will also be available through May 14, 2014, by dialing 877.870.5176 for the U.S. and Canada or 858.384.5517 for international callers and entering passcode #9531561.

About Proofpoint, Inc.

Proofpoint, Inc. (NASDAQ:PFPT) is a leading security-as-a-service provider that focuses on cloud-based solutions for threat protection, compliance, archiving & governance, and secure communications. Organizations around the world depend on Proofpoint’s expertise, patented technologies, and on-demand delivery system to protect against phishing, malware and spam, safeguard privacy, encrypt sensitive information, and archive and govern messages and critical enterprise information. More information is available at www.proofpoint.com.

Proofpoint is a trademark or registered trademark of Proofpoint, Inc. in the U.S. and other countries. All other trademarks contained herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding momentum in the company’s business, market position, future growth, market share and future financial results. It is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include: other risks that may inhibit our drive to expand our business and global market share; failure to maintain or increase renewals and increased business from existing customers and failure to generate increased business through existing or new channel partner relationships; uncertainties related to continued success in sales growth and market share gains; failure to convert sales opportunities into definitive customer agreements; risks associated with successful implementation of multiple integrated software products and other product functionality; competition, particularly from larger companies with more resources than Proofpoint; risks related to new target markets, new product introductions and innovation; the ability to attract and retain key personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; the time it takes new sales personnel to become fully productive; unforeseen delays in developing new technologies and the uncertain market acceptance of new products or features; technological changes that make Proofpoint’s products and services less competitive; risks associated with the adoption of, and demand for, the Security-as-a-Service model in general and by specific industries; the effect of general economic conditions, including as a result of specific economic risks in different geographies and among different industries; risks related to integrating the employees, customers and technologies of acquired businesses; assumption of unknown liabilities from acquisitions; ability to retain customers of acquired entities; and the other risk factors set forth from time to time in our filings with the SEC,  including our Annual Report on Form 10-K for the year ended December 31, 2013, and the other reports we file with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and Proofpoint undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP gross profit. We define non-GAAP gross profit as GAAP gross profit, less stock-based compensation expense and the amortization of intangibles associated with acquisitions. We consider this non-GAAP financial measure to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles associated with acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit versus gross profit calculated in accordance with GAAP. Non-GAAP gross profit excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP gross profit may differ from the components that our peer companies exclude when they report their non-GAAP results.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and evaluating non-GAAP gross profit together with gross profit calculated in accordance with GAAP.

Non-GAAP operating loss. We define non-GAAP operating loss as operating loss less stock-based compensation expense and the amortization of intangibles and non-recurring costs associated with acquisitions and litigation. We consider this non-GAAP financial measure to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles and non-recurring costs associated with acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating loss versus operating loss calculated in accordance with GAAP. For example, non-GAAP operating loss excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating loss may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating loss and evaluating non-GAAP operating loss together with operating loss calculated in accordance with GAAP.

Non-GAAP net loss. We define non-GAAP net loss as net loss less stock-based compensation expense and the amortization of intangibles and non-recurring costs associated with acquisitions and litigation, and non-cash interest expense related to the convertible debt discount and non-recurring issuance costs for the convertible debt offering. We consider this non-GAAP financial measure to be a useful metric for management and investors for the same reasons that we use non-GAAP operating loss. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net loss the tax effects associated with stock-based compensation and the amortization of intangibles and non-recurring costs associated with acquisitions and litigation, and non-cash interest expense related to the convertible debt discount and non-recurring issuance costs for the convertible debt offering. We used a 5 percent effective tax rate to calculate non-GAAP net loss for the first quarter of 2014 and 4 percent for the first quarter of 2013. We believe that a 15-20% effective tax rate range is a reasonable estimate of the near-term normalized tax rate under our current global operating structure.

The same limitations described above regarding our use of non-GAAP operating loss also apply to our use of non-GAAP net loss.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period, but excluding additions to deferred revenue from acquisitions. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. Billings include amounts that have not yet been recognized as revenue, but excluding additions to deferred revenue from acquisitions. We may also calculate billings in a manner that is different from other companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Adjusted EBITDA. We define adjusted EBITDA as net loss, adjusted to exclude: depreciation, amortization of intangibles, interest income (expense), net, provision for income taxes, stock-based compensation, acquisition- and litigation-related expense, other income, and other expense. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We do not place undue reliance on adjusted EBITDA as our only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that it does not reflect our capital expenditures or future requirements for capital expenditures and that it does not reflect changes in, or cash requirements for, our working capital.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” section of our quarterly and annual reports filed with the SEC.

Proofpoint, Inc.

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue:
Subscription	$41,204	$28,452
Hardware and services	1,500	2,312
Total revenue	42,704	30,764
Cost of revenue:(1)(2)
Subscription	11,451	7,829
Hardware and services	2,260	1,239
Total cost of revenue	13,711	9,068
Gross profit	28,993	21,696
Operating expense:(1)(2)
Research and development	11,948	7,562
Sales and marketing	22,818	16,128
General and administrative	5,506	3,902
Total operating expense	40,272	27,592
Operating loss	(11,279)	(5,896)
Interest (expense) income, net	(2,773)	12
Other expense, net	(199)	(367)
Loss before provision for income taxes	(14,251)	(6,251)
Provision for income taxes	(144)	(142)
Net loss	$(14,395)	$(6,393)
Net loss per share, basic and diluted	$(0.39)	$(0.19)
Weighted average shares outstanding, basic and diluted	36,564	33,461

(1) Includes stock-based compensation expense as follows:

Cost of subscription revenue	$412	$232
Cost of hardware and services revenue	129	36
Research and development	2,034	505
Sales and marketing	2,097	774
General and administrative	1,301	524
Total stock-based compensation expense	$5,973	$2,071

(2) Includes intangible amortization expense as follows:

Cost of subscription revenue	$829	$326
Research and development	23	8
Sales and marketing	1,097	70
General and administrative	11	—
Total intangible amortization expense	$1,960	$404

Proofpoint, Inc.

Condensed Consolidated Balance Sheets

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$257,247	$243,786
Short-term investments	—	8,015
Accounts receivable, net	22,347	26,221
Inventory	1,296	860
Deferred product costs, current	1,222	1,004
Prepaid expenses and other current assets	8,750	7,963
Total current assets	290,862	287,849
Property and equipment, net	12,853	11,221
Deferred product costs, noncurrent	282	357
Goodwill	63,764	63,764
Intangible assets, net	21,016	22,976
Other noncurrent assets	4,297	4,392
Total assets	$393,074	$390,559
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,804	$7,281
Accrued liabilities	18,519	19,260
Notes payable and lease obligations, current	1,659	1,655
Deferred rent, current	246	297
Deferred revenue, current	92,643	89,450
Total current liabilities	121,871	117,943
Convertible senior notes	155,058	152,928
Notes payable and lease obligations, noncurrent	280	695
Other long term liabilities, noncurrent	7,324	7,300
Deferred revenue, noncurrent	35,250	34,533
Total liabilities	319,783	313,399

Stockholders’ equity
Common stock, $0.0001 par value; 200,000 shares authorized at March 31, 2014 and December 31, 2013; 36,926 and 36,140 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	4	4
Additional paid-in capital	297,691	287,165
Accumulated deficit	(224,404)	(210,009)
Total stockholders’ equity	73,291	77,160
Total liabilities and stockholders’ equity	$393,074	$390,559

Condensed Consolidated Statements of Cash Flows

(On a GAAP basis)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities
Net loss	$(14,395)	$(6,393)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	3,802	1,677
Accretion of discounts on investments	15	239
Provision for allowance for doubtful accounts	(7)	17
Stock-based compensation	5,973	2,071
Deferred income taxes	117	—
Change in fair value of contingent earn-outs	5	—
Amortization of debt issuance costs and accretion of debt discount	2,143	—
Changes in assets and liabilities:
Accounts receivable	3,881	(2,446)
Inventory	(435)	157
Deferred products costs	(143)	(47)
Prepaid expenses and other current assets	(789)	(68)
Noncurrent assets	(89)	6
Accounts payable	762	1,738
Accrued liabilities	(613)	(126)
Deferred rent	(18)	49
Deferred revenue	3,910	4,321
Net cash provided by operating activities	4,119	1,195
Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	8,000	21,836
Purchase of short-term investments	—	(20,413)
Purchase of property and equipment	(2,291)	(988)
Net cash provided by investing activities	5,709	435
Cash flows from financing activities
Proceeds from issuance of common stock, net of repurchases	4,155	4,184
Payments of debt issuance costs	(111)	—
Repayments of notes payable and loans	(411)	(414)
Net cash provided by financing activities	3,633	3,770
Net increase in cash and cash equivalents	13,461	5,400
Cash and cash equivalents
Beginning of period	243,786	39,254
End of period	$257,247	$44,654

Reconciliation of Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

GAAP gross profit	$28,993	$21,696
Plus:
Stock-based compensation expense	541	268
Intangible amortization expense	829	326
Non-GAAP gross profit	30,363	22,290

GAAP operating loss	(11,279)	(5,896)
Plus:
Stock-based compensation expense	5,973	2,071
Intangible amortization expense	1,960	404
Non-recurring acquisition expense	12	39
Non-recurring litigation expense	122	—
Non-GAAP operating loss	(3,212)	(3,382)

GAAP net loss	(14,395)	(6,393)
Plus:
Stock-based compensation expense	5,973	2,071
Intangible amortization expense	1,960	404
Non-recurring acquisition expense	12	39
Non-recurring litigation expense	122	—
Interest expense - debt discount and debt issuance costs	2,143	—
Non-recurring income tax benefit	(57)	—
Non-GAAP net loss	(4,242)	(3,879)

Shares used in computing non-GAAP net loss per share, basic and diluted	36,564	33,461

Non-GAAP net loss, basic and diluted	$(0.12)	$(0.12)

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Net loss	$(14,395)	$(6,393)
Depreciation	1,842	1,273
Amortization of intangible assets	1,960	404
Interest expense (income), net	2,773	(12)
Provision for income taxes	144	142
EBITDA	$(7,676)	$(4,586)

Stock-based compensation expense	$5,973	$2,071
Acquisition-related expenses	12	39
Litigation-related expenses	122	—
Other income	(10)	(2)
Other expense	209	369
Adjusted EBITDA	$(1,370)	$(2,109)

Reconciliation of Total Revenue to Billings

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Total revenue	$42,704	$30,764

Deferred revenue
Ending	127,893	91,180
Beginning	123,983	86,859
Net Change	3,910	4,321

Billings	$46,614	$35,085

MEDIA CONTACT:	INVESTOR CONTACT:
ORLANDO DEBRUCE	SETH POTTER
PROOFPOINT, INC.	ICR, INC. FOR PROOFPOINT, INC.
408-338-6870	646-277-1230
ODEBRUCE@PROOFPOINT.COM	SETH.POTTER@ICRINC.COM